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                                                                     EXHIBIT 4.1

                          AMENDMENT TO RIGHTS AGREEMENT

         This Amendment is dated as of March 30, 2001, to be effective as of April 2, 2001, to the Amended and Restated Rights Agreement dated as of December 18, 1999 (the "Rights Agreement"), between Sylvan Learning Systems, Inc., a Maryland corporation (the "Company"), and First Union National Bank (the "Rights Agent").

         WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend any provision of the Rights Agreement in accordance with such Section 26; and

         WHEREAS, all acts and things necessary to make this Amendment a valid agreement enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

         1. The Rights Agreement is hereby amended by deleting Section 35 thereof (relating to "future directors") in its entirety and deleting the reference thereto in the table of contents.

         2. Exhibit B to the Rights Agreement is hereby amended by deleting the last two sentences (relating to "future directors") in the tenth paragraph thereof.

         3. The Rights Agreement is hereby ratified and confirmed by the parties, as amended hereby, and remains in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Rights Agreement to be duly executed and attested, all as of the date first above written.

ATTEST:                                     SYLVAN LEARNING SYSTEMS, INC.

By: /s/ SUSANNAH BENNETT                    By: /s/ ROBERT W. ZENTZ
   --------------------------------             -------------------------------
Name: Susannah Bennett                      Name: Robert W. Zentz
Title: Assistant Secretary                  Title: Senior Vice President

ATTEST:                                     FIRST UNION NATIONAL BANK

By:  /s/ SHERRIE A. GARRETT                 By:  /s/ MYRON O. GRAY
   --------------------------------            -------------------------------
Name: Sherrie A. Garrett                    Name: Myron O. Gray
Title: Assistant Secretary                  Title: Vice President